Exhibit 99.1

Protalix BioTherapeutics to Present at Three Upcoming Healthcare Conferences

CARMIEL, Israel, May 10, 2012 /GlobeNewswire /Protalix BioTherapeutics, Inc. (NYSE-AMEX:PLX, TASE:PLX), today announced that senior management will present at three upcoming conferences.

Details regarding the conferences are as follows:

Oppenheimer 13th Annual Israeli Conference
Sunday, May 13, 2012 at 1:00 PM IDT
David Intercontinental Hotel, Tel-Aviv, Israel

TASE & NASDAQ OMX 5th Annual Investor Conference
Thursday, May 17, 2012 at 11:00 AM EDT
NASDAQ MarketSite, New York, NY

ILSI-Biomed 2012 Conference
Monday, May 21, 2012 at 12:30 PM IDT
David Intercontinental Hotel, Tel-Aviv, Israel

About Protalix

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx(R). Protalix's unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner. Protalix's first approved product manufactured by ProCellEx, ELELYSO™ (taliglucerase alfa), was approved for marketing by the U.S. Food and Drug Administration on May 1, 2012 and is partnered with Pfizer for worldwide development and commercialization, excluding Israel, where Protalix retains full rights. Marketing applications for taliglucerase alfa have been filed in Europe, Israel, Brazil and Australia. Protalix's development pipeline also includes the following product candidates: PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; an orally-delivered glucocerebrosidase enzyme that is naturally encased in carrot cells, also for the treatment of Gaucher disease; pr-antiTNF, a similar plant cell version of etanercept (Enbrel(R)) for the treatment of certain immune diseases such as rheumatoid arthritis, juvenile idiopathic arthritis, ankylosing spondylitis, psoriatic arthritis and plaque psoriasis; and others.

Forward Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com

Media Contact

Jennifer Conrad or Kari Watson
MacDougall Biomedical Communications
781-235-3060

jconrad@macbiocom.com
kwatson@macbiocom.com